Exhibit 99.1

WiSA Technologies Pays Off Senior Secured Convertible Note

Pays off balance of convertible note and expects to remove liens on assets, including intellectual property

BEAVERTON, OR — (April 14, 2023)— WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, today announced that it has paid off in its entirety the outstanding balance due under its Senior Secured Convertible Note issued on August 15, 2022, and expects to remove any previous liens on its assets, including on intellectual property attached to that Note.

“Paying off our remaining indebtedness marks a significant milestone, as it frees up previously encumbered assets and increases our flexibility to best pursue strategic alternatives,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies. “We are now better positioned to leverage our intellectual property and industry leading technology with customers and potential partners in next generation home entertainment products and systems.”

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting WiSA Technologies’ business, such as, WiSA Technologies’ ability to predict the timing of design wins entering production and the potential future revenue associated with WiSA Technologies’ design wins; WiSA Technologies’ rate of growth; WiSA Technologies’ ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting WiSA Technologies’ customer’s end markets; WiSA Technologies’ ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks as more fully described in the Company’s filings with the SEC, including the section titled “Risk Factors” in the prospectus supplement and registration statement related to the offering. The information in this press release is provided only as of the date of this press release, and WiSA Technologies undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA Technologies disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com